UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 25, 2007
MIDWEST BANC HOLDINGS, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-29598	36-3252484
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

501 W. NORTH AVENUE		60160
MELROSE PARK, ILLINOIS		(Zip Code)
(Address of principal executive
offices)
Registrant’s telephone number, including area code: (708) 865-1053
NOT APPLICABLE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
Item 5.02(c) Appointment of Principal Officer
On February 25, 2007, the Board of Directors of Midwest Banc Holdings, Inc. (the “Company”) appointed Jan R. Thiry, CPA (54) to serve as the principal accounting officer of the Company and the Bank effective March 15, 2007. Mr. Thiry was hired in December 2006 as Senior Vice President and Controller of the Company and the Bank and will additionally become the Chief Accounting Officer effective March 15, 2007. Mr. Thiry has 30 years of progressive finance, accounting, and audit experience including public accounting and growth-oriented financial institutions from $1 to $22 billion in assets. He served as senior vice president and controller of CIB Marine Bancshares in Pewaukee, Wisconsin from 1999 to 2006. Mr. Thiry has also held senior positions at M&I Corporation and Security Bank in Milwaukee, Wisconsin. Additionally, he was a senior auditor at KPMG LLP. Mr. Thiry is a member of the American Institute of Certified Public Accountants and the Wisconsin Institute of Certified Public Accountants as well as other civic and community efforts. Attached as Exhibit 99.1 is a copy of the press release announcing Mr. Thiry’s appointment.
The Company has entered into a Transitional Employment Agreement with Mr. Thiry. The Transitional Employment Agreement is designed to minimize the impact of change in control transactions on the performance of Mr. Thiry and others of the Company’s key officers and executives. In the event of a “change in control” (generally, the acquisition of 50% or more of the voting power or the sale of more than 40% of the assets of the Company or the relevant subsidiary), the agreement requires the Company to continue the employment of Mr. Thiry for 12 months in his position and at his salary (including the payment of directors’ fees, if any) with the right to participate in new or continuing bonus, incentive, benefit and other plans. In the event the employment of Mr. Thiry is terminated by (1) him for any reason during the first year following the change in control, (2) by an acquiror for any reason other than death, disability or cause, or (3) due to constructive discharge (e.g., a reduction in salary or benefits, a material diminution in title, duties or responsibilities, or a significant change in hours worked or location), the acquiror is obligated to continue Mr. Thiry’s salary (including the payment of directors’ fees, if any) for 12 months after the termination of employment and Mr. Thiry is prohibited from competing with the Company for 6 months.
The Company has implemented a supplemental executive retirement plan (“SERP”) for the purpose of providing certain retirement benefits to those executive and other corporate officers of the Company and its subsidiaries approved by the Board of Directors. Mr. Thiry will participate in this plan. The annual retirement benefit available under the SERP is calculated to range from 25% to 35% of final salary (as defined in the SERP agreement) at normal retirement age of 65 and is payable over 15 years. To qualify, Mr. Thiry must continue to remain employed with the Company for at least five years following his entrance into the plan. Benefits are payable in various forms in the event of normal retirement, early retirement, death, disability, and separation from service, subject to certain conditions defined in the plan. The SERP also provides for the payment of certain death benefits to the extent such amounts exceed a participant’s accrued benefit under the SERP at the time of death.
Item 7.01. Regulation FD Disclosure.
On March 5, 2007, the Company will participate in the Raymond James 28th Annual Institutional Investors Conference in Orlando, Florida. Attached as Exhibit 99.2 is a copy of the presentation for this conference.
On March 6, 2007, the Company will participate in the Sandler O’Neil and & Partners, L.P. West Coast Financial Services Conference in San Francisco, California. Attached as Exhibit 99.3 is a copy of the presentation for this conference.
Note: the information in this report provided in item 7.01 (including the exhibit) is furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit 99.1 Press Release
Exhibit 99.2 Raymond James 28th Annual Institutional Investors Conference Presentation
Exhibit 99.3 Sandler O’Neil and & Partners, L.P. West Coast Financial Services Conference Presentation

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWEST BANC HOLDINGS, INC.
	By:	/s/ Daniel R. Kadolph
Daniel R. Kadolph
Date: March 5, 2007		Executive Vice President and Chief Financial Officer

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